Exhibit 10.2

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS.

CON-WAY INC.

GLOBAL PERFORMANCE SHARE PLAN UNIT GRANT AGREEMENT

THIS AGREEMENT, including Appendices A, B and C, granted on the 7th day of February, 2012 ("Grant Date"), by Con-way Inc., a Delaware corporation (hereinafter called "Company") to Participant.

WITNESSETH:

WHEREAS, the Company has adopted the Con-way Inc. 2006 Equity and Incentive Plan, as amended from time to time (as so amended, the "Plan"), which Plan is incorporated into this Agreement by reference;

WHEREAS, the Company encourages executive officers of the Company and its Subsidiaries and Affiliates to own securities of the Company and thereby align their interests more closely with the interests of the other stockholders of the Company, desires to motivate Participant by providing Participant with a direct interest in the Company’s attainment of its financial goals, and desires to provide a financial incentive that will help attract and retain the most qualified executive officers; and

WHEREAS, the Company has determined that it would be to the advantage and interest of the Company and its stockholders to issue to Participant the Performance Share Plan Units provided for in this Agreement as an incentive for increased efforts and successful achievements;

NOW, THEREFORE, the Company hereby grants to Participant these Performance Share Plan Units upon the following terms and conditions:

1.	Defined Terms. Except as otherwise indicated herein, all capitalized terms used in this Agreement without definition shall have the meanings given to such terms in the Plan.

2.
Performance Share Plan Units.  As of the Grant Date, the Company hereby grants Participant that number of units as set forth in the “Summary of Grant/Award” on the online award acceptance page of the Company’s designated broker  pursuant to Section 10 of the Plan (hereinafter called the "Performance Share Plan Units" or “PSPUs”), subject to the achievement of the performance goals described in Section 3 and Participant’s active employment with the Company, a Subsidiary, or an Affiliate at all times during the period from the Grant Date through the applicable Vesting Date for such Performance Share Plan Units as set forth in Section 4.  The number of Performance Share Plan Units granted hereunder shall be adjusted from time to time for changes in capitalization, as provided in the Plan.

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS.

3.	Performance Goals.

(a)
The issuance of Performance Share Plan Units pursuant to this Agreement shall be subject to the achievement of the performance goals described in this Section 3, which are measured as of the end of the three-year period commencing January 1, 2012 and ending December 31, 2014 (the "Performance Period").  Participant is not required to make a cash payment for the Performance Share Plan Units, although Participant is required to pay all Tax-Related Items as defined in Section 7.

(b)
The number of Performance Share Plan Units available to Participant for vesting pursuant to Section 4 at the end of the Performance Period (the “PSPUs Available for Vesting”) shall be equal to the total number of Performance Share Plan Units granted to Participant under this Agreement, multiplied by the percentage corresponding to the Company’s actual level of achievement of fixed three-year average EBITDA Growth goals as modified by the applicable ROIC modifier, each as shown on Appendix A attached hereto, and except as set forth in Section 6 hereof, as determined by the Company in its sole discretion.  Notwithstanding the foregoing, if the application of the ROIC modifier (as shown in Appendix A) would result in the number of PSPUs Available for Vesting exceeding 200% of the total number of Performance Share Plan Units granted to Participant under this Agreement, then such number of PSPUs Available for Vesting shall be capped at 200% of the total number of Performance Share Plan Units granted to Participant under this Agreement.  The definitions of “EBITDA Growth” and “ROIC” (together with other relevant definitions) are set forth on Appendix B attached hereto.

(c)
Notwithstanding the foregoing provisions of this Section 3, in the event Participant separates from service by termination of employment by the Company or the Employer (as defined in Section 7) or their successors upon or within two years following a Change in Control of the Company and such termination would constitute a “Severance” (as defined in the Severance Agreement (Change in Control) by and between Participant and the Company, the Employer, or a Subsidiary or Affiliate (as applicable)) and such Severance occurs during the Performance Period, the Performance Share Plan Units shall vest in full and be characterized as PSPUs Available for Vesting and shall be treated as Vested Performance Share Plan Units as provided in Section 4(c) below.  Such number of Performance Share Plan Units shall be equal to the number of PSPUs that would have been characterized as PSPUs Available for Vesting if the Company had achieved the target levels (i.e., 100%) of the performance goals set forth in Appendix A.  Such Performance Share Plan Units shall be deemed to be PSPUs Available for Vesting for all purposes of this Agreement.

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS.

(d)	The issuance of Performance Share Plan Units shall also be subject to any applicable country-specific provisions set forth on Appendix C attached hereto.

4.	Vesting; Settlement.

The PSPUs Available for Vesting will vest (becoming “Vested Performance Share Plan Units”) on the dates (the “Vesting Dates”) and in the manner set forth in this Section 4, provided that Participant has been an active employee of the Company, a Subsidiary, or an Affiliate at all times during the period from the Grant Date through the applicable Vesting Date.

(a)	The PSPUs Available for Vesting will become 100% vested on the third anniversary of the Grant Date.

(b)
Notwithstanding the foregoing provisions of Section 4(a), in the event Participant separates from service by termination of employment by the Company or the Employer or their successors and such termination would constitute a Severance upon or within two years following a Change in Control applicable to Participant and such Severance occurs after the end of the Performance Period but before all PSPUs Available for Vesting become vested, all PSPUs Available for Vesting shall immediately and fully vest and become Vested Performance Share Plan Units; provided, however, that if such Change in Control occurs after the end of the Performance Period but prior to the date the Company determines whether or not the performance goals have been achieved (as set forth in Section 3(b)), all PSPUs Available for Vesting shall fully vest immediately following the Company’s determination.  For purposes of this Agreement, the date of such Change in Control shall be deemed to be the Vesting Date.

(c)
Notwithstanding the foregoing provisions of Section 4(a), in the case of Participant's death, termination of Participant's employment with the Company or the Employer, as applicable, as a result of a Disability or upon Participant’s Normal Retirement, a pro rata portion of the PSPUs Available for Vesting shall vest.  Such pro rata portion shall equal the number of PSPUs Available for Vesting, multiplied by a fraction, the numerator of which is the number of full months elapsing from the Grant Date to Participant's death, Disability or Normal Retirement, and the denominator of which is 36.  Such pro rata portion of PSPUs Available for Vesting shall be deemed to be Vested Performance Share Plan Units for all purposes of this Agreement.  For purposes of the settlement provisions of Section 4(d), the last day of the Performance Period shall be deemed the Vesting Date for Vested Performance Share Plan Units that vest pursuant to this Section 4(c).

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS.

For purposes of this Agreement,

“Disability” means a substantial mental or physical disability, as determined by the Committee in its sole discretion.

“Normal Retirement” means retirement on or after age 65 (Normal Retirement Date) or after attaining age 55 with combined age in whole or partial years (rounded to the nearest whole month) plus years of service (as defined in a retirement plan of the Company, the Employer, or Subsidiary or Affiliate (as applicable) applicable to Participant) equal to at least 85 (the Rule of 85).

(d)
Each Vested Performance Share Plan Unit will be settled by the delivery of one share of Stock to Participant no later than March 15th after the applicable Vesting Date with respect to each such Vested Performance Share Plan Unit, subject to satisfaction of all Tax-Related Items (as defined in Section 7 below) and compliance with applicable securities and exchange control laws.

(e)
The Company reserves the right to settle Vested Performance Share Plan Units in cash except as to certain jurisdictions set out in Appendix C where Participant’s Performance Share Plan Units shall be settled solely in shares of Stock, not cash.

5.	Forfeiture.

(a)
All Performance Share Plan Units granted hereunder shall be automatically, immediately and irrevocably forfeited (i) if Participant ceases to be an active full-time employee of the Company, a Subsidiary or an Affiliate for any reason prior to the end of the Performance Period, except as otherwise provided in Section 3(c) above, or (ii) to the extent the Performance Share Plan Units are not characterized as PSPUs Available for Vesting pursuant to Section 3.  In addition, except as otherwise provided in Section 4, all Performance Share Plan Units that have been characterized as PSPUs Available for Vesting pursuant to Section 3 shall be automatically, immediately and irrevocably forfeited if Participant ceases to be an active full-time employee of the Company, a Subsidiary or an Affiliate for any reason.

(b)
Subject to Section 5(d) below, in the event that the Committee determines in good faith within one year following a determination of the PSPUs Available for Vesting pursuant to Section 3 above that the determination as to the achievement of the performance goals was based on incorrect data, which incorrect data would require the restatement of the Company’s financial statements for reasons other than changes in law, accounting principles or fraudulent activities, and that in fact the performance goals had not been achieved or had been achieved to a lesser extent than originally determined and a portion of any Performance Share Plan Units would not have been characterized as PSPUs Available for Vesting given the correct data (with such portion being referred to herein as the “Unearned PSPUs”), then (i) the Unearned PSPUs shall be forfeited and cancelled as provided by the Committee, (ii) any Unearned PSPUs that vested pursuant to Section 4 above and became Vested Performance

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS.

Share Plan Units shall be forfeited and cancelled as provided by the Committee, and (iii) any Stock (or cash, if applicable) received upon the settlement of such Vested Performance Share Plan Units (or if such Stock was disposed of, the cash equivalent) shall be paid by Participant to the Company upon notice to Participant as provided by the Committee.

(c)
Notwithstanding the provisions of Section 5(b) but subject to the provisions of Section 5(d) below, in the event that the Committee determines in good faith at any time following a determination of the PSPUs Available for Vesting pursuant to Section 3 above that the determination as to the achievement of the performance goals was based on incorrect data, which incorrect data would require the restatement of the Company’s financial statements as a result of fraudulent activities of Participant, and that in fact the performance goals had not been achieved or had been achieved to a lesser extent than originally determined and a portion of any Performance Share Plan Units would not have been characterized as PSPUs Available for Vesting given the correct data (with such portion also being referred to herein as the “Unearned PSPUs”), then (i) any Unearned PSPUs shall be forfeited and cancelled as provided by the Committee, (ii) any Unearned PSPUs that vested pursuant to Section 4 above and became Vested Performance Share Plan Units shall be forfeited and cancelled as provided by the Committee, and (iii) any Stock (or cash, if applicable) received upon the settlement of such Vested Performance Share Plan Units (or if such Stock was disposed of, the cash equivalent) shall be paid by Participant to the Company upon notice to Participant as provided by the Committee.

(d)
Section 5(b) shall apply to Participant only if Participant was an officer as defined in Rule16a-1(f) promulgated under the Securities Exchange Act of 1934 (“Section 16 Officer”) at the time that the incorrect data was used which required the restatement of the Company’s financial statements, and Section 5(c) shall apply to Participant only if Participant was a Section 16 Officer at the time that the incorrect data was used which required the restatement of the Company’s financial statements as a result of fraudulent activities.

(e)
In addition to Sections 5(b) and 5(c) above, the PSPUs (including PSPUs Available for Vesting and Vested Performance Share Plan Units) granted hereunder will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law.

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS.

6.	Qualified Performance-Based Compensation

(a)	This Section 6 shall apply to all PSPUs that are intended to be “qualified performance-based compensation" as defined under Code Section 162(m).

(b)
The performance goals with respect to the PSPUs must be pre-established in writing not later than 90 days after the commencement of the period of service to which the performance goals relate, provided that the outcome is substantially uncertain at the time the criteria are established.

(c)
The achievement of the performance goals (as described in Section 3) will be certified by the Committee within two and one-half months after the end of the Performance Period. The determination of the Committee regarding the extent to which the performance goals have been achieved shall be based on the audited financial statements of the Company and shall be final, conclusive and binding on Participant.  No PSPUs subject to this Section 6 shall be settled unless and until Committee certification is first obtained.

(d)
The Committee shall have the authority to make equitable adjustments to the performance goals (as described in Section 3) in recognition of unusual or non-recurring events affecting the Company or any Subsidiary, Affiliate or Business Unit or the financial statements of the Company or any Subsidiary, Affiliate or Business Unit, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the acquisition or disposal of a segment of a business or related to a change in accounting principles; provided, however, that no such adjustment shall be made to the extent that it would increase an amount payable to Participant.

(e)
The Committee shall have the authority to exercise “negative discretion” (as such term is used in Treasury Regulation section 1.162-27(e)(2)(iii) or any successor provision) in its sole discretion to reduce the level of achievement of the performance goals.

7.	Taxes

(a)
Participant acknowledges that, regardless of any action taken by the Company or, if different, Participant’s employer (the “Employer”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to Participant’s participation in the Plan and legally applicable to Participant (“Tax-Related Items”) is and remains Participant’s responsibility and may exceed the amount actually withheld by the Company or the Employer.  Participant further acknowledges that the Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Performance Share Plan Units, including, but not limited to, the grant, vesting or settlement of the Performance Share Plan Units, the subsequent sale of shares of Stock acquired pursuant to such settlement and the receipt of

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS.

any dividends and/or any dividend equivalents and (2) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Performance Share Plan Units to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result.  Further, if Participant is subject to Tax-Related Items in more than one jurisdiction between the Grant Date and the date of any relevant taxable or tax withholding event, as applicable, Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

(b)
Prior to any relevant taxable or tax withholding event, as applicable, Participant agrees to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items.  In this regard, Participant authorizes the Company or its respective agents to satisfy the obligations with regard to all Tax-Related Items by withholding in shares of Stock to be issued upon settlement of the Performance Share Plan Units.  In the event that such withholding in shares of Stock is problematic under applicable tax or securities law or has materially adverse accounting consequences, by Participant’s acceptance of the Performance Share Plan Units, Participant authorizes and directs the Company and any brokerage firm determined acceptable to the Company to sell on Participant’s behalf a whole number of shares from those shares of Stock issuable to Participant as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy the obligation for Tax-Related Items.

(c)
The Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates, including maximum applicable rates, in which case Participant will receive a refund of any over-withheld amount in cash and will have no entitlement to the Stock equivalent.  If the obligation for Tax-Related Items is satisfied by withholding in shares of Stock, for tax purposes, Participant is deemed to have been issued the full number of shares of Stock subject to the vested Performance Share Plan Units, notwithstanding that a number of the shares of Stock are held back solely for the purpose of paying the Tax-Related Items.

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS.

(d)
Participant agrees to pay to the Company or the Employer, including through withholding from Participant’s wages or other cash compensation paid to Participant by the Company and/or the Employer, any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of Participant’s participation in the Plan that cannot be satisfied by the means previously described or if the Company elects to settle the PSPUs in cash as provided in Section 4(e).

(e)
The Company may refuse to issue or deliver the shares or the proceeds of the sale of shares of Stock, if Participant fails to comply with Participant’s obligations in connection with the Tax-Related Items.

8.	Committee Decisions Conclusive. All decisions of the Committee upon any question arising under the Plan or under this Agreement shall be final and binding on all parties.

9.	Nature of Grant. In accepting the grant, Participant acknowledges, understands and agrees that:

(a)
the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;

(b)
the grant of the Performance Share Plan Units is voluntary and occasional and does not create any contractual or other right to receive future grants of Performance Share Plan Units, or benefits in lieu of Performance Share Plan Units, even if Performance Share Plan Units have been granted in the past;

(c)	all decisions with respect to future Performance Share Plan Units or other grants, if any, will be at the sole discretion of the Company;

(d)
the grant of Performance Share Plan Units and Participant’s participation in the Plan shall not create a right to employment or be interpreted as forming an employment or service contract with the Company, the Employer or any Subsidiary or Affiliate and shall not interfere with the ability of the Company, the Employer or any Subsidiary or Affiliate, as applicable, to terminate Participant’s employment or service relationship (if any);

(e)	Participant is voluntarily participating in the Plan;

(f)	the Performance Share Plan Units and the shares of Stock issuable upon vesting of the Performance Share Plan Units are not intended to replace any pension rights or compensation;

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS.

(g)
the Performance Share Plan Units and the shares of Stock issuable upon the vesting of the Performance Share Plan Units, and the income and value of same, are not part of normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;

(h)	the future value of the underlying shares of Stock is unknown, indeterminable and cannot be predicted with certainty;

(i)
no claim or entitlement to compensation or damages shall arise from forfeiture of the Performance Share Plan Units resulting from Participant’s ceasing to provide employment or other services to the Company or the Employer (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any), and in consideration of the grant of the Performance Share Plan Units to which Participant is otherwise not entitled, Participant irrevocably agrees never to institute any claim against the Company, any of its Subsidiaries or Affiliates or the Employer, waive Participant’s ability, if any, to bring any such claim, and release the Company, its Subsidiaries and Affiliates and the Employer from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, Participant shall be deemed irrevocably to have agreed not to pursue such claim and agree to execute any and all documents necessary to request dismissal or withdrawal of such claim;

(j)
in the event of termination of Participant’s employment or other services (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any), unless otherwise provided in this Agreement or determined by the Company, Participant’s right to vest in the Performance Share Plan Units under the Plan, if any, will terminate effective as of the date that Participant is no longer an active employee of the Company, a Subsidiary, or an Affiliate as set forth in Section 5 of this Agreement, and will not be extended by any notice period (e.g., active services would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where Participant is  employed or the terms of Participant’s employment agreement, if any); the Committee shall have the exclusive discretion to determine when Participant is no longer an active employee providing services for purposes of Participant’s Performance Share Plan Units award (including whether Participant may still be considered to be providing services while on an approved leave of absence);

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS.

(k)
unless otherwise provided in the Plan or by the Company in its discretion, the Performance Share Plan Units and the benefits evidenced by this Agreement do not create any entitlement to have the Performance Share Plan Units or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the shares of the Company; and

(l)	the following provisions apply only if Participant is providing services outside the U.S.:

(i)           the Performance Share Plan Units and the shares of Stock issuable upon the vesting of the Performance Share Plan Units are not part of normal or expected compensation or salary for any purpose; and

(ii)           Participant acknowledges and agrees that neither the Company, the Employer nor any Subsidiary or Affiliate shall be liable for any foreign exchange rate fluctuation between Participant’s local currency and the United States Dollar that may affect the value of the Performance Share Plan Units or of any amounts due to Participant pursuant to the settlement of the Performance Share Plan Units or the subsequent sale of any shares of Stock acquired upon settlement.

10.
No Advice Regarding Grant.  The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan, or Participant’s acquisition or sale of Stock.  Participant is hereby advised to consult with Participant’s own personal tax, legal and financial advisors regarding Participant’s participation in the Plan before taking any action related to the Plan.

11.
Data Privacy.  Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant’s personal data as described in this Agreement and any other Performance Share Plan Units grant materials by and among, as applicable, the Employer, the Company and its Subsidiaries and Affiliates for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan.

Participant understands that the Company and the Employer may hold certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Performance Share Plan Units or any other entitlement to shares of Stock awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor, for the exclusive purpose of implementing, administering and managing the Plan (“Data”).

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS.

Participant understands that Data will be transferred to Equity Administration Solutions, Inc. (“EASI”) and/or Morgan Stanley Smith Barney (“MSSB”) or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan.  Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than Participant’s country.  Participant understands that if Participant resides outside the United States, Participant may request a list with the names and addresses of any potential recipient of the Data by contacting Participant’s local human resources representative.  Participant authorizes the Company, EASI, MSSB and any other possible recipients that may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing Participant’s participation in the Plan.  Participant understands that Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan.  Participant understands that if Participant resides outside the United States, Participant may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing Participant’s local human resources representative.  Further, Participant understands that Participant is providing the consents herein on a purely voluntary basis. If Participant does not consent, or if Participant later seeks to revoke Participant’s consent, Participant’s employment status or service and career with the Employer will not be adversely affected and the only adverse consequence of refusing or withdrawing Participant’s consent is that the Company would not be able to grant Participant Performance Share Plan Units or other equity awards or administer or maintain such awards. Therefore, Participant understands that refusing or withdrawing Participant’s consent may affect Participant’s ability to participate in the Plan.  For more information on the consequences of Participant’s refusal to consent or withdrawal of consent, Participant understands that Participant may contact his or her local human resources representative.

12.
No Rights as Stockholder Prior to Issuance of Stock; Securities Law Compliance.  Participant shall not have any rights as a stockholder of the Company (including any rights to receive dividends or voting rights) by virtue of the grant of Performance Share Plan Units hereunder or the determination or vesting of PSPUs Available for Vesting, prior to the time that shares of the Company's Stock are issued to Participant in accordance with the terms of this Agreement and the Plan. No shares of Stock shall be issued upon the vesting of PSPUs Available for Vesting unless such shares are either (a) then registered under the U.S. Securities Act of 1933, as amended or (b) the Company has determined that such issuance would be exempt from the registration requirements of the U.S. Securities Act of 1933, as amended.  The award of Performance Share Plan Units, the determination or vesting of PSPUs Available for Vesting or the settlement of Vested Performance Share Plan Units under this Agreement must also comply with other applicable securities and exchange control laws and regulations, and shares of Stock will not be issued if the Company determines that such issuance would not be in material compliance with such securities and exchange control laws and regulations.

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS.

13.
Notice.  Any notice or other paper required to be given or sent pursuant to the terms of this Agreement or the Plan shall be sufficiently given or served hereunder to any party when transmitted by registered or certified mail, postage prepaid, addressed to the party to be served as follows:

Company:              Con-way Inc.
2211 Old Earhart Road, Suite 100
Ann Arbor, Michigan 48105
Attn:  General Counsel

Participant:	At the last address provided by Participant to the Company.

14.
Transferability.  None of the Performance Share Plan Units, the PSPUs Available for Vesting or the Vested Performance Share Plan Units, or any beneficial interest in any of the foregoing, may be transferred in any manner other than by will or by the laws of descent and distribution.  Notwithstanding the foregoing, if Participant resides in the U.S., Participant may designate a beneficiary for the shares of Stock that may be issuable upon the vesting of the PSPUs Available for Vesting, in the event of Participant's death, by completing the Company's approved beneficiary designation form and filing such form with the Company's Human Resources Department. The terms of this Agreement shall be binding upon Participant's executors, administrators, heirs, successors, and transferees.

15.
Amendment; Modification.  This Agreement may not be modified or amended, except for a unilateral amendment by the Company that does not materially adversely affect the rights of Participant under this Agreement.  No party to this agreement may unilaterally waive any provision hereof, except in writing.  Any such modification, amendment or waiver signed by, or binding upon, Participant, shall be valid and binding upon any and all persons or entities who may, at any time, have or claim any rights under or pursuant to this Agreement.

16.
Severability.  If any provision of this Agreement shall be invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render invalid or unenforceable any other severable provision of this Agreement, and this Agreement shall be carried out as if such invalid or unenforceable provision were not contained herein.

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS.

17.
Successors.  Except as otherwise expressly provided herein, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

18.	Governing Law. The interpretation, performance, and enforcement of the Agreement shall be governed by the laws of the State of Delaware, without regard to its principles of conflict of laws.

For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this grant or the Agreement (including Appendix C, if applicable), the parties hereby submit to and consent to the exclusive jurisdiction of the State of Michigan and agree that such litigation shall be conducted only in the courts located in Washtenaw County, Michigan, or the federal courts for the United States for the Eastern District of Michigan, and no other courts, where this grant is made and/or to be performed.

19.
Governing Plan Document.  This award is subject to all the provisions of the Plan, which hereby are incorporated herein, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan.  In the event of any conflict between the provisions of this Agreement and those of the Plan, the provisions of the Plan shall control.

20.	Counterparts. This Agreement may be executed in counterparts, all of which taken together shall be deemed one original.

21.
Language.  If Participant has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

22.
Electronic Delivery and Acceptance.  The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means.  Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

23.
Appendices. Notwithstanding any provisions in this Agreement to the contrary, the Performance Share Plan Units grant shall be subject to any special terms and conditions set forth in the Appendix C to this Agreement for Participant’s country.  Moreover, if Participant relocates to one of the countries included in the Appendix C, the special terms and conditions for such country will apply to Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons.  Appendices A, B, and C attached hereto constitute part of this Agreement.

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS.

24.
Imposition of Other Requirements.  The Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the Performance Share Plan Units and on any shares of Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

* * * *

Participant acknowledges that as of the Grant Date, this Agreement (including Appendices A, B, and C) and the Plan set forth the entire understanding between Participant and the Company regarding the acquisition of stock in the Company under the Plan and supersede all prior oral and written agreements on this subject.

By Participant’s electronic acceptance and the signature of the Company’s representative below, Participant and the Company agree that the award of Performance Share Plan Units is granted under and governed by the terms and conditions of this Agreement (including Appendices A, B, and C) and the Plan. Participant has reviewed and fully understands all provisions of this Agreement (including Appendices A, B, and C) and the Plan in their entirety, and has had an opportunity to obtain the advice of counsel prior to executing this Agreement.

Con-way
\s\ Stephen K. Krull
EVP General Counsel & Secretary

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS.

Appendix A

Table 1:  3-Year Average EBITDA Growth

	Payout	3-Year Average EBITDA Growth
Maximum	200%	***%
Target	100%	***%
Threshold	0%	***%

Straight-line interpolation will be used to determine performance if the percentage attainment of 3-Year Average EBITDA Growth falls between the levels represented above.

Table 2:  ROIC Modifier *

ROIC In Third Year of Performance Period	Payout Enhancement **
Less than ***%	+0%
***%	+5%
***%	+10%
***%	+15%
***%	+20%
***%	+25%
***% or higher	+30%

* If applying the ROIC modifier would result in a payout in excess of 200%, the payout would be capped at 200%.

** The level of payout enhancement earned will be added to the Payout percentage from Table 1 above.

Straight-line interpolation will be used to determine the modifier if attainment of ROIC falls between the levels represented above.

A-1

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS.

Appendix B

Definitions

“EBITDA” means Con-way consolidated Operating Income (Loss) determined on a "US GAAP basis," plus Depreciation and Amortization adjusted for asset impairments pursuant to FASB Codification topics 350 and 360, restructuring charges pursuant to topic 420, defined-benefit pension settlements pursuant to topic 715, changes in accounting principles pursuant to topic 250, and the impact of future acquisitions and/or dispositions effective after the Grant Date pursuant to topic 805 and 205 – in each case as ultimately disclosed in the Form 10-K as filed with the SEC for the relevant plan year.

“EBITDA Growth” means the calculated percentage change in EBITDA, as defined, for each annual period. Expressed as a formula, an example is as follows:

EBITDAGyr2 = (EBITDAyr2 / EBITDAyr1) - 1

“3-Year Average EBITDA Growth” means the average of the three years of EBITDA Growth in the Performance Period.  Expressed as a formula, an example of the calculation of 3-Year Average EBITDA Growth over years 1, 2, and 3 is as follows:

(EBITDAGyr1 + EBITDAGyr2 + EBITDAGyr3) / 3

* For purposes of calculating 2012 EBITDA Growth, the gain in 2011 from the settlement of the Chic Logistics acquisition dispute will be excluded from EBITDA.

“ROIC or Return on Invested Capital” means a rate of return derived from the following defined numerator and denominator.  The numerator consists of Operating Income determined on a “US GAAP basis,” for the third year of the Performance Period multiplied by (1-.40) or .60.   The denominator consists of the twelve month average of the Operating Working Capital plus Net PP&E plus Net Other Operating Assets.   Both numerator and denominator will be adjusted for asset impairments pursuant to FASB Codification topics 350 and 360, restructuring charges pursuant to topic 420, defined-benefit pension settlements pursuant to topic 715, changes in accounting principles pursuant to topic 250, and the impact of future acquisitions and/or dispositions effective after the Grant Date pursuant to topic 805 and 205 – in each case as ultimately disclosed in the Form 10-K as filed with the SEC for the relevant plan year.

“Operating Working Capital” means Minimum Cash Position plus Accounts Receivable (inclusive of Other Accounts Receivable) plus Operating Supplies plus Prepaid Expenses less Accounts Payable less Accrued Liabilities less Self-Insurance Accruals reported as Current Liabilities as presented in the Con-way Inc. Consolidated Balance Sheets.

B-1

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS.

“Net Other Operating Assets” means Other Assets (inclusive of Goodwill and Intangible Assets, but excluding Deferred Tax Assets) less Self-Insurance Accruals reported as Long-Term Liabilities, less Other Liabilities and Deferred Credits as presented in the Con-way Inc. Consolidated Balance Sheets.

“Minimum Cash Position” means $100 million Cash and Cash Equivalents.

Any reclassification of amounts from the above financial statement classifications will be included in future and final calculations using their original financial statement presentation as of the Grant Date.

B-2

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS.

Appendix C

CON-WAY INC. 2006 EQUITY AND INCENTIVE PLAN
GLOBAL PERFORMANCE SHARE PLAN UNIT GRANT AGREEMENT
COUNTRY-SPECIFIC PROVISIONS

Terms and Conditions

This Appendix C includes additional terms and conditions that govern the Performance Share Plan Units granted to Participant under the Con-way Inc. 2006 Equity and Incentive Plan (the “Plan”) if Participant resides in one of the countries listed below.  Capitalized terms used but not defined in this Appendix C are defined in the Plan and/or the Global Performance Share Plan Unit Grant Agreement (the “Agreement”), and have the meanings set forth therein.

Notifications

This Appendix C also includes information regarding exchange controls and certain other issues of which Participant should be aware with respect to Participant's participation in the Plan.  The information is based on the securities, exchange control and other laws in effect in the respective countries as of January 2012.  Such laws are often complex and change frequently.  As a result, the Company strongly recommends that Participant not rely on the information noted in this Appendix C as the only source of information relating to the consequences of Participant’s participation in the Plan because the information may be out of date at the time that Participant vests in the Performance Share Plan Units or sells shares of Common Stock acquired under the Plan.

In addition, the information contained herein is general in nature and may not apply to Participant’s particular situation, and the Company is not in a position to assure Participant of a particular result.  Accordingly, Participant is advised to seek appropriate professional advice as to how the relevant laws in Participant’s country may apply to Participant's situation.

Finally, Participant understands that if he or she is a citizen or resident of a country other than the one in which Participant is currently working, transfers employment after the Grant Date, or is considered a resident of another country for local law purposes, the information contained herein may not apply to Participant, and the Company shall, in its discretion, determine to what extent the terms and conditions contained herein shall apply.

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS.

CHINA

Terms and Conditions

Legal Restrictions.  To facilitate compliance with applicable laws and regulations in China, Participant agrees to immediately sell all shares of Common Stock issued to Participant at vesting and settlement of the Performance Share Plan Units, or as soon as possible thereafter (in the event of a blackout period). Participant further agrees that the Company is authorized to instruct its designated broker, to assist with the mandatory sale of such shares of Common Stock (on Participant’s behalf pursuant to this authorization) and Participant expressly authorizes the Company’s designated broker to complete the sale of such shares of Common Stock.  Participant acknowledges that the Company’s designated broker is under no obligation to arrange for the sale of the shares of Common Stock at any particular price.  Upon the sale of the shares of Common Stock, the Company agrees to pay Participant the cash proceeds from the sale, less any brokerage fees or commissions and subject to any obligation to satisfy Tax-Related Items.  These restrictions will not apply to non-PRC citizens.

Exchange Control Requirements.  Participant understands and agrees that, pursuant to local exchange control requirements, Participant will be required to immediately repatriate the cash proceeds from sale of shares of Common Stock underlying the Performance Share Plan Units to China.  Participant further understands that, under local law, such repatriation of his or her cash proceeds may need to be effectuated through a special exchange control account established by the Company, an Affiliate, or the Employer, and Participant hereby consents and agrees that any proceeds from the sale of shares of Common Stock may be transferred to such special account prior to being delivered to Participant.  The Company is under no obligation to secure any exchange conversion rate, and the Company may face delays in converting the proceeds to local currency due to exchange control restrictions in China.  Participant agrees to bear any currency fluctuation risk between the time the shares of Common Stock are sold and the time the sale proceeds are distributed through any such special exchange account. Participant further agrees to comply with any other requirements that may be imposed by the Company in the future in order to facilitate compliance with exchange control requirements in China.  These requirements will not apply to non-PRC citizens.

HONG KONG

Terms and Conditions

Award Payable Only in Stock.  In keeping with the terms of Section 4(d), Performance Share Plan Units shall be settled in shares of Stock only and do not provide any right for a Hong Kong Participant to receive a cash payment.

Securities Law Information.  To facilitate compliance with securities laws in Hong Kong, Participant agrees not to sell the shares of Common Stock issued upon vesting of the Performance Share Plan Units within six months of the Grant Date.

WARNING:  The Performance Share Plan Units and the shares of Common Stock to be issued upon vesting do not constitute a public offer of securities under Hong Kong law and are available only to employees of the Company, or a Subsidiary or Affiliate.  Please be aware that the contents of the Agreement, including Appendices A and B, and this Appendix C, the Plan and other incidental communication materials have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong.

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS.

Nor have the documents been reviewed by any regulatory authority in Hong Kong.  The Performance Share Plan Units are intended only for the personal use of each eligible employee of the Employer, the Company or any Subsidiary or Affiliate and may not be distributed to any other person. Participant is cautioned to review the offer carefully as it may not include the same information as an offer made by a Hong Kong issuer. If Participant is in any doubt about any of the contents of the Agreement, including Appendices A and B and this Appendix C, or the Plan, Participant should obtain independent professional advice.

Notifications

Nature of Scheme. The Company specifically intends that the Plan will not be an occupational retirement scheme for purposes of the Occupational Retirement Schemes Ordinance.

MEXICO

Terms and Conditions

Labor Law Acknowledgment. By accepting the Performance Share Plan Unit grant, Participant acknowledges that he or she understands and agrees that: (a) the Performance Share Plan Units are not related to the salary and other contractual benefits provided to Participant by the Employer; and (b) any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of Participant’s employment.

Policy Statement. The invitation the Company is making under the Plan is unilateral and discretionary and, therefore, the Company reserves the absolute right to amend it and discontinue it at any time without any liability to Participant.

The Company, with registered offices at 2211 Old Earhart Road, Ann Arbor, Michigan 48105, United States of America, is solely responsible for the administration of the Plan and participation in the Plan or the acquisition of shares of Common Stock does not, in any way, establish an employment relationship between Participant and the Company since Participant is participating in the Plan on a wholly commercial basis and the sole employer is Con-way Truckload de Mexico, S.A. de C.V or Menlo Worldwide Mexico, S. de R.L. de C.V., as applicable, nor does it establish any rights between Participant and the Employer.

Plan Document Acknowledgment. By accepting the Performance Share Plan Unit grant, Participant acknowledges he or she has received a copy of the Plan, has reviewed the Plan and the Agreement in their entirety and fully understands and accepts all provisions of the Plan and the Agreement.

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS.

Participant further acknowledges that having read and specifically and expressly approved the terms and conditions in the Section 9 of the Agreement, in which the following is clearly described and established: (a) participation in the Plan does not constitute an acquired right; (b) the Plan and participation in the Plan is offered by the Company on a wholly discretionary basis; (c) participation in the Plan is voluntary; and (d) the Company and its Subsidiaries and Affiliates are not responsible for any decrease in the value of the shares of Common Stock underlying the Performance Share Plan Units.

Finally, Participant does not reserve any action or right to bring any claim against the Company for any compensation or damages as a result of participation in the Plan and Participant therefore grants a full and broad release to the Employer and the Company (including its Subsidiaries and Affiliates) with respect to any claim that may arise under the Plan.

Spanish Translation

Reconocimiento de la Ley Laboral. Al aceptar las Performance Share Plan Units, el Beneficiario reconoce y acepta que: (a) las Unidades no se encuentran relacionadas con su salario ni con otras prestaciones contractuales concedidas por parte del patrón; y (b) cualquier modificación del Plan o su terminación no constituye un cambio o impedimento de los términos y condiciones del empleo del Beneficiario.

Declaración de la Política. La invitación que hace la Compañía bajo el Plan es unilateral y discrecional, por lo que la Compañía se reserva el derecho absoluto de modificar e interrumpir el mismo en cualquier tiempo, sin ninguna responsabilidad para el Beneficiario.

La Compañía, con oficinas ubicadas en 2211 Old Earhart Road, Ann Arbor, Michigan 48105, United States of America, United States of America, es la única responsable de la administración y participación en el Plan, así como de la adquisición de acciones, por lo que de ninguna manera podrá establecerse una relación de trabajo entre el Beneficiario y la Compañía, ya que el Beneficiario participa únicamente en de forma comercial y su único patrón lo es Con-way Truckload de Mexico, S.A. de C.V o Menlo Worldwide Mexico, S. de R.L. de C.V., la participación en el Plan tampoco genera ningún derecho entre el Beneficiario y el Patrón.

Reconocimiento del Plan de Documentos. Al aceptar las Performance Share Plan Units, el Beneficiario reconoce que ha recibido una copia del Plan, que lo ha revisado junto con el Convenio, y  que ha entendido y aceptado completamente las disposiciones contenidas en el Plan y en el Convenio.

Adicionalmente, al firmar el presente documento, reconoce que ha leído y aprobado de manera expresa y específica los términos y condiciones contenidos en el apartado 10 del Convenio, el cual claramente establece y describe: (a) que la participación en el Plan no constituye un derecho adquirido; (b) que el Plan y la participación en el mismo es ofrecida por la Compañía en forma totalmente discrecional; (c) la participación en el Plan es voluntaria; y (d) que la Compañía, así como sus Subsidiarias y Afiliadas no son responsables por cualquier detrimento en el valor de las acciones que integran las Performance Share Plan Units.

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS.

Finalmente, el Beneficiario acepta no reservarse ninguna acción o derecho para interponer una demanda en contra de la Compañía por compensación, daño o perjuicio alguno como resultado de su participación en el Plan y en consecuencia, otorga a su patrón el más amplio y completo  finiquito que en derecho proceda, así como a la Compañía, a sus Subsidiarias y Afiliadas, respecto a cualquier demanda que pudiera originarse derivada del Plan.

NETHERLANDS

Notifications

Securities Law Information.  Participant residing in the Netherlands should be aware of the Dutch insider-trading rules, which may impact the sale of shares of Common Stock acquired upon vesting of the Performance Share Plan Units.  In particular, Participant may be prohibited from effectuating certain transactions if Participant possesses inside information about the Company.

Under Article 5:56 of the Dutch Financial Supervision Act, anyone who has “inside information” related to an issuing company is prohibited from effectuating a transaction in securities in or from the Netherlands.  “Inside information” is defined as knowledge of specific information concerning the issuing company to which the securities relate or the trade in securities issued by such company, which has not been made public and which, if published, would reasonably be expected to affect the share price, regardless of the development of the price.  The insider could be any employee of the Company or a Subsidiary or Affiliate in the Netherlands who has inside information as described herein.

Given the broad scope of the definition of inside information, certain employees working at the Company or a Subsidiary or Affiliate in the Netherlands may have inside information and, thus, would be prohibited from effectuating a transaction in securities in the Netherlands at a time when in possession of the inside information.

If Participant is uncertain whether the insider-trading rules apply to his or her situation, Participant should consult his or her personal legal advisor.

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS.

SINGAPORE

Notifications

Securities Law Information.  The Performance Share Plan Units are being granted to Participant pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the Singapore Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”).  The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore. Participant should note that such Performance Share Plan Unit grant is subject to section 257 of the SFA and Participant will not be able to make any subsequent sale in Singapore, or any offer of such subsequent sale of the shares of Common Stock underlying the Performance Share Plan Units unless such sale or offer in Singapore is made pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the SFA (Chapter 289, 2006 Ed.).

Director Notification Requirement.  If Participant is a director, associate director or shadow director of the Company or a Singapore Affiliate of the Company, Participant is subject to certain notification requirements under the Singapore Companies Act.  Among these requirements is an obligation to notify the Singaporean Affiliate in writing when Participant receives an interest (e.g., Performance Share Plan Units, shares of Common Stock, etc.) in the Company or any related companies within two days of (i) its acquisition or disposal, (ii) any change in a previously disclosed interest (e.g., when the shares of Common Stock are sold), or (iii) becoming a director.

UNITED KINGDOM

Terms and Conditions

Taxes.  The following supplements Section 7 of the Agreement:

If payment or withholding of the income taxes is not made within ninety (90) days of the event giving rise to the income tax liability or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003 (the “Due Date”), the amount of any uncollected income taxes shall constitute a loan owed by Participant to the Employer, effective as of the Due Date.  Participant agrees that the loan will bear interest at the then-current official rate of Her Majesty’s Revenue & Customs (“HMRC”), it will be immediately due and repayable, and the Company or the Employer may recover it at any time thereafter by any of the means referred to in Section 7 of the Agreement.

Notwithstanding the foregoing, if Participant is a director or executive officer of the Company (within the meaning of Section 13(k) of the U.S. Securities and Exchange Act of 1934, as amended), Participant shall not be eligible for a loan from the Company to cover the income taxes due.  In the event that Participant is a director or executive officer and income taxes are not collected from or paid by Participant by the Due Date, the amount of any uncollected income taxes will constitute a benefit to Participant on which additional income tax and National Insurance contributions (“NICs”) will be payable.  Participant understands that he or she will be responsible for reporting and paying any income tax and NICs due on this additional benefit directly to HMRC under the self-assessment regime.